U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2014

Classic Rules Judo Championships, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-167451	46-5740301
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

6204 Beaver Run

Jamesville, New York 13078

(844) 473-2442

_________________________

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

_________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 15, 2014, Classic Rules Judo Championships, Inc. DBA ReViiV Media Corp. (OTCBB: JUDO) and Affinity Mediaworks Corp. (OTCBB: AFFW) have mutually agreed to cancel the 12-month Public Relations Agreement dated June 24, 2014. No shares have been issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Classic Rules Judo Championships, Inc.

Date: August 18, 2014	By:	/s/ Craig Burton
Craig Burton, Secretary